SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported): October 23, 1996





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




Colorado                           0-19027                      84-1057605
----------------                 ------------                ------------------
(State or other                  (Commission                 (I.R.S. Employer
jurisdiction                     File Number)                Identification No.)
of incorporation)



                          1465 Kelly Johnson Boulevard
                        Colorado Springs, Colorado 80920
                    ----------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (719) 531-9444

Item 5: Other Information:
------  -----------------

        The following sets forth the registrant's Second Quarter 1996 Interim Report which has been mailed to its shareholders:


To Our Shareholders:                                          September 29, 1996


This report covers the second quarter and the first six months of 1996. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation:
Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Simtek recorded its first net profit of $12,122 based on product sales in the second quarter of 1996. This net profit compared to a net loss of $220,524 for the same period in 1995. The profit generated was the result of four factors 1) increased customer acceptance of nvSRAM products, 2) increased yields on 1.2 micron product 3) the first shipment of 0.8 micron units in late June and 4) better cost controls.

The increases in customer acceptance and yields accounted for a 196% increase in net products sales for the second quarter 1996 as compared to the same period in 1995. The increase in net product sales for the six month period was 113% as compared with the same period in 1995. The product revenue of $1,969,718 for the first six months of 1996 was 97% of the total product revenue for all of 1995.

The Company continued to see an increase in yields on its 1.2 micron process at Chartered Semiconductors Pte. Ltd. ("Chartered") in the second quarter 1996 and also began to ship its first 0.8 micron units from Zentrum Mikroelektronik Dresden GmbH ("ZMD") in late June 1996. This yield increase and the shipment of
0.8 micron product resulted in a lower cost of goods, which in turn led to a positive gross margin greater than 35% for the six month period. This compared to a negative gross margin of approximately 22% for the same period in 1995. Management of the Company believes that if Chartered continues to maintain the current yields on the 1.2 micron process along with the 0.8 micron product the Company is currently receiving from ZMD, the Company will continue to operate at a positive gross margin.

Better cost controls and decreased headcount enabled Simtek to decrease its operating expenses by 30% in the first six months of 1996 over the same period in 1995.

In the second quarter 1996, the Company received $169,060 from ZMD under the Cooperation Agreement it entered into in September 1995. ZMD has the right to convert all financing paid in 1996 into shares of the Simtek's Common Stock, at the average share price of the quarter that the monies were paid. However, ZMD's total equity will not exceed 30% without approval of Simtek's Board of Directors.

The Company's ability to maintain profitability will depend primarily on its ability to continue reducing manufacturing costs and increase net product sales by increasing the availability of existing products and by the introduction of new products. The Company believes that the Cooperation Agreement entered into with ZMD in September 1995 has now enabled the Company to begin selling its 64 kilobit nvSRAM products based on 0.8 micron technology and that it will continue to in the future. The Company also believes that the joint task force created with ZMD will expedite the introduction and production of its 256 kilobit nvSRAM products based on 0.8 micron technology.

Management of the Company anticipates that the proceeds from the ZMD Cooperation Agreement entered into in September 1995 and revenue generated from sales of products will last through the end of the third quarter of 1996. The Company may require additional capital in the fourth quarter 1996 to fund production and marketing of its 0.8 micron 256 kilobit nvSRAM products and the development of other new products. The Company does not have any commitments for such additional capital as of the date of this report.

The following Statements of Operations compare the three months and six months ended June 30, 1996 with June 30, 1995 and the Balance Sheets compare June 30, 1996 with December 31, 1995.

In closing, we are pleased with the progress that Simtek has continued to make during the second quarter 1996 in all areas of the Company's operations. We at Simtek appreciate your continued support.

Sincerely,



RICHARD L. PETRITZ
Chairman and CEO

--------------------------------------------------------------------------------
Balance Sheets
--------------------------------------------------------------------------------

                                                        June 30,    December 31,
                                                          1996          1995
                                                       ----------   ------------

ASSETS

Current Assets:
    Cash............................................ $   357,890    $   311,872
    Accounts receivable - trade, net................     455,830        210,047
    Accounts receivable - other ....................      31,608         11,072
    Inventory, net..................................     214,761        228,251
    Prepaid expenses and other assets ..............      33,864         19,289
                                                     -----------    -----------
          Total Current Assets......................   1,093,953        780,531

Equipment and furniture, net........................     267,160        344,676

    Total Assets.................................... $ 1,361,113    $ 1,125,207
                                                     ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

    Accounts payable................................ $   315,257    $   277,277
    Accrued expenses................................     163,709        153,593
    Accrued wages...................................     191,475        161,475
    Accrued vacation payable........................      80,799         78,956
    Exchangeable notes..............................     378,551              -
                                                     -----------    -----------
     Total Current Liabilities......................   1,129,791        671,301

Research and development liability..................           -              -
Prepaid royalty.....................................           -              -
                                                     -----------    -----------
    Total Liabilities...............................   1,129,791        671,301

Commitments and contingencies                                  -              -
Shareholders' Equity:
Preferred stock, $1.00 par value,
   2,000,000 shares authorized
   and none issued and
   outstanding at June 30, 1996
   and December 31, 1995............................           -              -

Common stock, $.01 par value,
   40,000,000 shares authorized
   26,978,311 shares issued and
   outstanding at June 30, 1996
   and December 31, 1995............................     269,783        269,783

Additional paid-in capital..........................  29,496,144     29,496,144

Accumulated deficit................................. (29,534,605)   (29,312,021)
                                                     -----------    -----------
Shareholder's equity................................     231,322        453,906
                                                     -----------    -----------

Total Liabilities
 and Shareholders' Equity........................... $ 1,361,113    $ 1,125,207
                                                     ===========    ===========

--------------------------------------------------------------------------------
OTC Electronic Bulletin Board      Registrar and Transfer Agent
                                   Continential Stock Transfer and Trust Company
System Symbol:                     2 Broadway
SRAM                               New York, NY 10004


---------------------------------------------------------------------------------------------------------
Statement Of Operations
---------------------------------------------------------------------------------------------------------

                                         Three Months ended June 30,       Six Months Ended June 30,
                                             1996            1995             1996           1995
                                        ------------     ------------     -------------  ------------


Commission Income....................   $      2,464    $         0       $      6,747    $          0

Product sales, net...................      1,158,624        391,863          1,969,718         926,283
                                         ------------   -------------     -------------   -------------
     Total Income....................      1,161,088        391,863          1,976,465         926,283
Cost of product sales................        712,707        543,893          1,268,519       1,133,503
                                         ------------   -------------     -------------   -------------
    Gross Margin ....................        445,917       (152,030)           701,199        (207,220)

Operating Expenses
     Design, research................        227,524        372,275            474,875         742,492
     Administrative .................         78,111        156,917            203,535         321,970
     Marketing ......................        137,838        148,934            264,204         283,238
                                         ------------   -------------     -------------   -------------
          Total operating expenses...        443,473        678,126            942,614       1,347,700
                                         ------------   -------------     -------------   -------------
          Profit (loss) from
           operations................          4,908       (830,156)          (234,668)     (1,554,920)

Other Income (Expense):

     Royalty income..................             0         600,000                  0         600,000
     Interest income.................         3,124           6,557              6,524          17,453
     Interest expense................             0               0                  0               0
     Other income (expense), net.....         4,090           3,075              5,560           6,109
                                         -----------   -------------      -------------   -------------
          Total other income
           (expense).................         7,214         609,632             12,084         623,562
                                        ------------   -------------      -------------   -------------
Net profit (loss)....................   $    12,122    $   (220,524)      $   (222,584)   $   (931,358)
                                        ============   =============      =============   =============
Net loss per common share............   $      0.00    $      (0.01)      $      (0.01)   $      (0.04)
                                        ============   =============      =============   =============
Weighted average number
    of shares outstanding............    26,978,311      21,193,669         26,978,311      21,193,669
                                        ============   =============      =============   =============


--------------------------------------------------------------------------------
Directors and Officers
--------------------------------------------------------------------------------

Dr. Richard L. Petritz                      Dr. Kurt Garbrecht, Director
Chairman of the Board & CEO                 Zentrum Mikroelektronik Dresden GmbH

Mr. Sheldon A. Taylor, Director             Dr. Klaus Wiemer, Director

Dr. Robert Keeley, Director                 Mr. Detlef Golla, Director
University of Colorado, Colorado Springs    Zentrum Mikroelektronik Dresden GmbH
--------------------------------------------------------------------------------
Home Page:                                  E-Mail

http://www.csn.net/simtek                   info@simtek.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                    SIMTEK CORPORATION

                                        /s/ Richard L. Petritz
October 23, 1996                    By:________________________________________
                                        RICHARD L. PETRITZ
                                        Chief Execuitve Officer and Chief
                                        Financial Officer (acting)